PRICING SUPPLEMENT NO. 18                                         Rule 424(b)(3)
DATED: May 10, 2000                                           File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $15,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 5/11/2000  Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 5/11/2001        CUSIP#: 073928PQ0

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:   Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[x]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate: 6.22%             Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.78%

*     8/11/2000, 11/13/2000, 2/12/2001 and 5/11/2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.